Exhibit 10(h)(v)1


                          IDACORP, INC.
         NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN



I.   Purpose

     The purpose of the IDACORP, Inc. Non-Employee Directors Stock Compensation Plan is to provide ownership of the Company's stock to non-employee members of the Board of Directors and to strengthen the commonality of interest between directors and shareholders.

II.  Definitions

     When used herein, the following terms shall have the respective meanings set forth below:

     "Annual Retainer" means the annual retainer payable by the Company to Non-Employee Directors and shall include, for purposes of this Plan, meeting fees, cash retainers and any other cash compensation payable to Non-Employee Directors by the Company for services as a Director.

     "Annual Meeting of Shareholders" means the annual meeting of shareholders of the Company at which directors of the Company are elected.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Committee" means a committee whose members meet the requirements of Section IV(A) hereof, and who are appointed from time to time by the Board to administer the Plan.

     "Common Stock" means the common stock, without par value, of the Company.

     "Company" means IDACORP, Inc., an Idaho corporation, and any successor corporation.

     "Effective Date" means May 17, 1999.

     "Employee" means any officer or other common law employee of the Company or of any Subsidiary.

     "Exchange Act" means the Securities Exchange Act of
     1934, as amended.

     "Non-Employee Director" or "Participant" means any person who is elected or appointed to the Board of Directors of the Company and who is not an Employee.

     "Plan" means the Company's Non-Employee Directors Stock
     Compensation Plan, adopted by the Board on May 5, 1999, as it may be amended from time to time.

     "Plan Year" means the period commencing on June 1 and ending the next following May 30.

     "Stock Payment" means that portion of the Annual
     Retainer to be paid to Non-Employee Directors in shares of Common Stock rather than cash for services rendered as a director of the Company, as provided in Section V hereof.

     "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Internal Revenue
     Code of 1986, as amended.

III. Shares of Common Stock Subject to the Plan

     Subject to Section VII below, the maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 10,500 shares. The Common Stock to be delivered under the Plan will be made available from treasury stock or shares of Common Stock purchased on the open market.

IV.  Administration

     A. The Plan will be administered by a committee appointed by the Board, consisting of two or more persons. Members of the Committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.

     B. Subject to and not inconsistent with the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan and (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law. All interpretations, determinations and actions by the Committee will be final and binding upon all persons, including the Company and the Participants.

V.   Determination of Annual Retainer and Stock Payments

     A. The Board shall determine the Annual Retainer payable to all Non-Employee Directors of the Company.

     B. Each director who is a Non-Employee Director immediately following the date of the Company's Annual Meeting of Shareholders or who becomes a Non-Employee Director thereafter shall receive as a portion of the Annual Retainer, payable to such director on June 1 (or such later date as the director may be elected to the Board), or on the first business day thereafter, a Stock Payment of $8,000 in value of Common Stock. The number of shares granted shall be determined based on (i) for treasury stock, the closing price of the Common Stock on the consolidated transaction reporting system on the business day immediately preceding the date of payment, and (ii) for open market purchases, the actual price paid to purchase the shares.
          A certificate evidencing the shares of Common Stock constituting the Stock Payment shall be registered in the name of the Participant and issued to each Participant. The cash portion of the Annual Retainer shall be paid to Non-Employee Directors at such times and in such manner as may be determined by the Board of Directors.

     C. No Non-Employee Director shall be required to forfeit or otherwise return any shares of Common Stock issued as a Stock Payment pursuant to the Plan notwithstanding any change in status of such Non-Employee Director which renders him ineligible to continue as a Participant in the Plan.

VI.  Adjustment For Changes in Capitalization

     If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization or recapitalization, reclassification, stock dividend, stock split, reverse stock split, combinations of shares, rights offering, distribution of assets or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan shall be appropriately adjusted by the Committee. Any determination by the Committee as to any such adjustment will be final, binding and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

VII. Amendment and Termination of Plan

     The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time.

VIII.     Effective Date and Duration of the Plan

     The Plan will become effective upon the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section VIII, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

IX.  Miscellaneous Provisions

     A.   Continuation of Directors in Same Status

     Nothing in the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company to terminate a Participant in his capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him as a Participant under the Plan.

     B.   Compliance with Government Regulations

     Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met.
As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Board or the Committee may require a Participant to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock deliverable under the Plan pursuant to the Securities Act of 1933, as amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if applicable, or any successor provisions. Certificates for shares of Common Stock may be legended as the Committee shall deem appropriate.

     C.   Nontransferability of Rights

     No Participant shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

     D.   Severability

     In the event that any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

     E.   Governing Law

     To the extent not preempted by Federal law, the Plan shall be governed by the laws of the State of Idaho, without regard to the conflict of law provisions of any state.


     RESOLVED, That the IDACORP, Inc. Non-Employee Directors Stock Compensation Plan (the "Plan") in the form or in substantially the form presented to this meeting but with such changes therein as the officers of the Corporation, on advice of counsel, may deem necessary or appropriate, be, and it hereby is, adopted, effective May 17, 1999; and be it

     FURTHER RESOLVED, That up to 10,500 shares of IDACORP,
     Inc. Common Stock, $-0- par value, and the Preferred
     Share Purchase Rights (the "Rights") attached thereto
     (collectively referred to as the "Shares") to be delivered under the Plan will be made available from Treasury stock or shares of Common Stock purchased on the open market; and be it

     FURTHER RESOLVED, That Robert W. Stahman and Colette
     Shepard be, and they are hereby appointed as the Committee to administer the Plan; and be it

     FURTHER RESOLVED, That the officers of the Corporation be, and they hereby are, authorized and directed to take any and all action which to the officer taking the action may seem necessary or desirable to carry out the purposes of the foregoing resolutions.